SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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Furmanite Corporation

(Name of Registrant as Specified In Its Charter)

Mustang Capital Management, LLC

Jeffery G. Davis

David E. Fanta

Peter O. Haeg

John K. H. Linnartz

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mustang Capital comments on the Furmanite Board's
last-minute announcement that it is postponing the
Annual Meeting

The Board is seeking to manipulate the electoral process

This continues the Board’s pattern of outrageous and shameful corporate governance practices

Wilmington, DE – April 24, 2015

Mustang Capital believes that the Furmanite (FRM) Board’s announced postponement of its Annual Meeting continues its pattern of outrageous and shameful corporate governance behavior.  With more than a majority of the outstanding shares present on Mustang’s WHITE proxy card, the Furmanite Board is frustrating the electoral process and denying stockholders their right to elect a Board of Directors at the long-scheduled meeting.

John Linnartz, Managing Member of Mustang Capital, said, “We believe the record is clear that the best interests of Furmanite have not been, and are still not, a priority of the current Board. Their announcement to postpone the meeting, in the eleventh hour, reflects a desperate act by an entrenched Board. We will examine and consider all options to protect the rights of Furmanite's stockholders, including legal action.”

MUSTANG CAPITAL MANAGEMENT LLC ("MUSTANG CAPITAL"), JEFFERY G. DAVIS, DAVID E. FANTA, PETER O. HAEG AND JOHN K. H. LINNARTZ (COLLECTIVELY, THE "NOMINEES" AND TOGETHER WITH MUSTANG CAPITAL, THE "PARTICIPANTS") FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON MARCH 23, 2015 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF FURMANITE CORPORATION (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING WHITE PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, MORROW & CO., LLC, MUSTANG CAPITAL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING
(203)-658-9400 OR TOLL-FREE AT (800)-662-5200.